UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2007
GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

301 Penobscot Drive Redwood City, California (Address of principal executive offices)	94063 (Zip Code)
(650) 556-9300
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Genomic Health, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2007 (the “Form 8-K”) to update the information set forth in Item 8.01 of the Form 8-K by amending and restating the disclosure set forth therein.
Item 8.01 Other Events.
The Company has changed the date of the 2007 Annual Meeting of Stockholders from May 17, 2007 to June 12, 2007, at such place and time as will be set forth in the Company’s proxy statement relating to that meeting. A stockholder proposal not included in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. For the 2007 Annual Meeting of Stockholders, to be timely, the Company’s Bylaws provide that the Secretary of the Company must have received the stockholder’s notice not earlier than ninety (90) days nor more than one hundred twenty (120) days in advance of the date the Company’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders. For the Company’s 2007 Annual Meeting of Stockholders, stockholders must have submitted written notice to the Secretary in accordance with the foregoing Bylaw provisions not earlier than December 29, 2006 nor later than January 28, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: March 13, 2007

GENOMIC HEALTH, INC.
By:	/s/ G. Bradley Cole
G. Bradley Cole
Executive Vice President and Chief Financial Officer

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